UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Subsequent to the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Original 10-K”), Exela Technologies, Inc. (the “Company”) re-evaluated its application of ASC Subtopic 205-40, Presentation of Financial Statements—Going Concern (“ASC 205-40”) as of March 16, 2022, the date of the Original 10-K. Under ASC 205-40, the Company has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its obligations as they become due within one year after the date that the financial statements are issued. In re-performing this evaluation as of the date of the Original 10-K, the Company determined the need to take into account the potential impact of certain true-up guaranties that the Company had issued in connection with the Revolving Loan Exchange and Prepayment Agreement, dated March 7, 2022, that had not previously been taken into account in its assessment. If the Company had taken the true-up guaranties into account in addition to other existing factors, the Company may not have had sufficient liquidity under its financial model to fund payment of this true-up obligation in addition to its other commitments for the twelve months following the date of the Original 10-K.

Based on this evaluation, management has determined that if that contingent liability created by the true up guaranty were to settle within one year from March 16, 2022, there was substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date of the Original 10-K, which determination should have been disclosed in the Company’s previously issued audited financial statements included in the Original 10-K (the “audited financial statements”).

As a result of the foregoing, on November 9, 2022, the audit committee of the Company’s board of directors concluded, after discussion with the Company’s management, that the audited financial statements included within the Original 10-K should be restated and should no longer be relied upon. As such, the Company intends to restate the audited financial statements and related notes in Amendment No. 2 to the Original 10-K, to be filed with the SEC (the “Amendment”) to restate management’s conclusion that substantial doubt exists and to include appropriate related disclosures and to reclassify certain long-term debt from noncurrent to current, as discussed below (the “Restatement”).

The Amendment includes reissued audit reports from KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, due to the Restatement and other limited related changes to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 9A. Controls and Procedures. As result of issuance of an amended audit report including a going concern explanatory paragraph, the Company determined that the amount owed under a credit facility which is no longer existing as of the date of this report would become current, and accordingly restated it from noncurrent to current classification in the restated balance sheet as of December 31, 2021. The above changes did not have an effect on retained earnings, or other components of equity or net assets of the Company and result from management’s conclusion that substantial doubt exists and the amended audit reports issued by KPMG to reflect such conclusion.

The Company has discussed with KPMG the matters described herein.

The Amendment is being filed concurrently with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2022

Exela Technologies, Inc.

By:	/s/ Shrikant Sortur
Name:	Shrikant Sortur
Title:	Chief Financial Officer

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